UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.     Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

         On May 1, 2008, American States Water Company (“AWR”) sent a notice to its directors and executive officers informing them of a temporary suspension of trading (the “Blackout Period”) under the Golden State Water Company Investment Incentive Program (as amended and restated effective as of January 1, 2000, and as since further amended) (the “Plan”), a qualified retirement plan maintained by Golden State Water Company, a subsidiary of AWR.  Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the notice.

         The reason for the Blackout Period is to complete the transition of the trustee of the Plan to New York Life Trust Company on or about July 13, 2008.  This transition will temporarily prevent participants in the Plan from engaging in transactions in AWR common stock in their individual accounts under the Plan.

         The notice indicates that the Blackout Period will begin on June 25, 2008, at 3:00 P.M. central time, and is expected to last until some time during the week of July 13, 2008.  AWR provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.  AWR received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on May 1, 2008.

Inquiries concerning the Blackout Period should be directed to Robert J. Sprowls, Executive Vice President - Finance, Chief Financial Officer, Treasurer and Corporate Secretary, at (909) 394-3600, extension 647, or by mail at American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of American
States Water Company, dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	May 1, 2008	/s/ Robert J. Sprowls
Robert J. Sprowls
Executive Vice President - Finance, Chief
Financial Officer, Treasurer and Corporate
Secretary